Exhibit 10.5

Execution Copy

AMENDED AND RESTATED ROYALTY PUT OPTION AGREEMENT

THIS AGREEMENT dated as of August 8, 2024 between SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, a limited partnership existing under the laws of Delaware, BUNKER HILL MINING CORP., a corporation incorporated and existing under the laws of Nevada, and SILVER VALLEY METALS CORP., a corporation incorporated and existing under the laws of Idaho.

Recitals:

A.	Mine Owner, as grantor, and BHMC, as guarantor, issued on June 23, 2023 in favour of Royalty Holder, as holder, the Royalty upon the Royalty Holder’s election to receive the Royalty in lieu of cash payment of the outstanding principal under the royalty convertible debenture in the principal amount of US$8,000,000 dated as of January 7, 2022 (as amended by an omnibus amendment agreement dated as of January 28, 2022, a second omnibus amendment agreement dated as of June 17, 2022 and a third omnibus amendment agreement dated as of December 5, 2022, and as assigned to the Royalty Holder by the transfer agreement dated October 7, 2022 between SPRSR and the Royalty Holder, as amended by the amending agreement dated June 21, 2023, the “Royalty Convertible Debenture”);

B.	The Royalty Holder’s election to receive the Royalty in lieu of cash payment of the outstanding Principal Amount owing under the Royalty Convertible Debenture was conditional on the Obligors entering into the Existing Royalty Put Option Agreement pursuant to which upon the occurrence of an Event of Default under any Convertible Debenture, the Royalty Holder may require the Obligors to purchase the Royalty for US$8,000,000;

C.	The Obligors, the holders of the Convertible Debentures and others have entered into the Fifth Omnibus Amendment pursuant to which, among other things, the maturity date of the principal amount owing thereunder has been extended to March 31, 2028 and March 31, 2029 under the Series 1 Convertible Debentures and the Series 2 Convertible Debentures, respectively; and

D.	The Obligors and the Royalty Holder have agreed to amend and restate the terms of the Existing Royalty Put Option Agreement, upon the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing premises, the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

Section 1	Defined Terms and Interpretation.

(1)	As used in this Agreement and the recitals hereto, the following terms have the following meanings:

“Agreement” means this amended and restated royalty put option agreement and all attached schedules.

“BHMC” means Bunker Hill Mining Corp., a corporation incorporated under the laws of Nevada, and its successors and permitted assigns.

“Business Day” means any day, other than a Saturday, a Sunday, a statutory holiday or any day on which major banks are closed for business in Kellogg, Idaho or Toronto, Ontario.

“Convertible Debentures” means, collectively, the Series 1 Convertible Debentures and the Series 2 Convertible Debentures.

“Event of Default” means any event of default under and within the meaning of any Series 1 Convertible Debentures or any Series 2 Convertible Debentures.

“Exercise Notice” has the meaning specified in the Section 3(2).

“Existing Royalty Put Option Agreement” means the royalty put option agreement dated as of July 22, 2022 pursuant to which upon the occurrence of an event of default under any Convertible Debenture, the holder may require the Obligors to purchase the Royalty for US$8,000,000, as assigned to the Royalty Holder pursuant to the transfer agreement dated October 7, 2022 between SPRSR and the Royalty Holder, as amended by the amending agreement dated June 21, 2023, and as amended by the Fourth Omnibus Amendment.

“Fifth Omnibus Amendment” means the fifth omnibus amendment agreement dated as of date hereof among the Obligors, the holders of the Convertible Debentures and others.

“Fourth Omnibus Amendment” means the omnibus amendment agreement dated as of June 23, 2023 among the Obligors, the Royalty Holder, the holders of the Convertible Debentures and others.

“Mine Owner” means Silver Valley Metals Corp., a corporation incorporated under the laws of Idaho, and its successors and permitted assigns.

“Obligations” means all indebtedness, liabilities and other obligations of each Obligor to the Royalty Holder under or in connection with this Agreement.

“Obligors” means, collectively, BHMC and Mine Owner and “Obligor” means any one of them.

“Parties” means the Royalty Holder, BHMC and Mine Owner and their respective successors and assigns and “Party” means any one of them.

“Pending Event of Default” means an event which, but for the requirement for the giving of notice, lapse of time, or both, or, but for the satisfaction of any other condition subsequent to that event, would constitute an Event of Default.

“Person” shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, any governmental authority or any other entity recognized by law.

“Principal Amount” means US$8,000,000.

“Royalty” means the gross revenue royalty on all minerals produced and sold from the Property granted by the Obligors to the Royalty Holder pursuant to the Royalty Agreement.

“Royalty Agreement” means the royalty agreement dated as of June 23, 2023 between the Royalty Holder and the Obligors, as may be amended, restated, modified or supplemented from time to time.

“Royalty Holder” means Sprott Private Resource Streaming and Royalty (US Collector), LP, a limited partnership formed under the laws of Delaware and any assignee or transferee of the rights and obligations of Sprott Private Resource Streaming and Royalty (US Collector), LP under the Royalty Agreement.

“Royalty Put Option” has the meaning specified in Section 3.

“Second Omnibus Amendment” means the second omnibus amendment agreement dated as of June 17, 2022 among the Obligors, the holders of the Series 1 Convertible Debentures and others.

“Series 1 Convertible Debentures” means, collectively, the secured convertible debentures in the aggregate principal amount of $6,000,000.00 bearing interest at 7.5% per annum payable quarterly in arrears, issued on January 28, 2022 by the Obligors and convertible at the option of the holder into common shares of BHMC, as amended by the Second Omnibus Amendment, the Third Omnibus Amendment, the Fourth Omnibus Amendment, the Fifth Omnibus Amendment and as the same may be further amended, restated, amended and restated, modified or supplemented from time to time.

“Series 2 Convertible Debentures” means, collectively, the series 2 secured convertible debentures, in the aggregate principal amount of US$15,000,000.00, that bear interest at 10.5% per annum payable quarterly in arrears, issued on June 17, 2022 and convertible at the option of the holder into common shares of BHMC, as amended by the Third Omnibus Amendment, the Fourth Omnibus Amendment, the Fifth Omnibus Amendment and as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“SPRSR” means Sprott Private Resource Streaming and Royalty (Collector), LP, a limited partnership formed under the laws of the Province of Ontario, and its successors and assigns.

“Third Omnibus Amendment” means the third omnibus amendment agreement dated as of December 5, 2022 among the Obligors, the holders of the Convertible Debentures and others.

(2)	Capitalized terms used in this Agreement that are not defined in it have the meanings given to them in the Series 2 Convertible Debentures.

(3)	Headings of the articles and sections hereof are inserted for convenient reference only and shall not affect the construction and interpretation of this Agreement.

(4)	Words importing the singular number include the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All forms of “include” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall have the same meaning and effect as “shall”.

(5)	Unless the context requires otherwise (i) reference to any Person shall be construed to include such Person’s successors and assigns; and (ii) “herein”, “hereof” and “hereunder”, and similar words shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

Section 2	Joint and Several Obligations

(1)	All obligations designated as being obligations of BHMC or Mine Owner, or either one of them, including all representations and warranties, covenants and payment obligations of BHMC and Mine Owner are joint and several obligations of each of them, as such obligations may be modified, released, diminished or otherwise derogated from in any manner by any reason of any actions or omissions of, any instruments or agreements entered into by, or any rights granted by the Royalty Holder, including any settlement, discharge, compromise, modification, amendment, extension, indulgence, waiver, release or other similar change to the obligations. Each Obligor will, as a separate and independent obligation, perform each such obligation as primary obligor.

(2)	Each Obligor irrevocably waives any claim, remedy or other right which it may now have or hereafter acquire against the other that arises from the existence, payment, performance or enforcement of their respective obligations under this Agreement, including any right of subrogation, reimbursement, exoneration, indemnification or any right to participate in any claim or remedy of the Royalty Holder (or any other Sprott Entity) against Mine Owner or BHMC, as applicable, or its property and assets, whether or not such claim, remedy or other right is reduced to judgment or is liquidated, unliquidated, fixed, contingent, matured, unmatured, deposited, undisputed, secured or unsecured and whether or not such claim, remedy or other right arises in equity or under contract, statute or common law.

Section 3	Grant of Option to Purchase the Royalty.

(1)	Each Obligor hereby grants to and in favour of the Royalty Holder, in its capacity as holder of the Royalty, the irrevocable right (but not the obligation) to require BHMC to purchase the Royalty for the Royalty Purchase Price, upon the terms and conditions of this Agreement (the “Royalty Put Option”). Upon the exercise of such right in accordance with the terms of this Agreement, BHMC shall purchase the Royalty from the Royalty Holder, for the Royalty Purchase Price.

(2)	Upon occurrence of an Event of Default, the Royalty Holder shall have the irrevocable right (but not the obligation) to elect to require BHMC to purchase the Royalty from the Royalty Holder for US$8,000,000 (the “Royalty Purchase Price”) by giving a written notice (the “Exercise Notice”) to the Obligors substantially in the form of the notice attached as Schedule A.

(3)	BHMC shall pay the Royalty Purchase Price to the Royalty Holder in cash in immediately available funds within five (5) Business Days following the delivery by the Royalty Holder of any such Exercise Notice at the place and to the account designated by the Royalty Holder in the Exercise Notice and the Royalty Purchase Price shall become immediately due and payable at such time.

(4)	Upon receipt of the Royalty Purchase Price and any other amounts owing hereunder, the Royalty Holder will transfer the Royalty to BHMC on an “as is where is” basis and without any representation and warranty except as provided in Section 4, by execution of a transfer substantially in the form attached as Schedule B.

Section 4	Representations, Warranties and Covenants of Royalty Holder.

(1)	The Royalty Holder represents and warrants to the Obligors, and acknowledges that the Obligors are relying upon the following representations and warranties in connection with the transactions which are the subject of this Agreement, that at the time of the transfer of the Royalty in accordance with the Exercise Notice:

	(a)	the Royalty Holder has not granted any charges, liens or security interests in or to its rights and interests under the Royalty; and

	(b)	the Royalty Holder will have good right, full power, and authority to transfer all of its right, title and interest in and to the Royalty to BHMC.

(2)	The representations and warranties set forth above shall survive the execution and delivery of this Agreement.

Section 5	Representations and Warranties of the Obligors.

(1)	The Obligors represent and warrant to the Royalty Holder as follows and acknowledge that the Royalty Holder is relying upon the following representations and warranties in connection with the transactions which are the subject of this Agreement:

	(a)	the Obligors have the corporate power and capacity to enter into, and to perform each of its obligations under this Agreement;

	(b)	the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on by each of the Obligors; and

	(c)	this Agreement has been duly executed and delivered by the Obligors and is a valid and binding obligation of the Obligors, enforceable against each of them in accordance with its terms, subject to the usual exceptions as to bankruptcy, insolvency and the availability of equitable remedies.

(2)	The representations and warranties set forth above shall survive the execution and delivery of this Agreement.

Section 6	Covenants

Each Obligor covenants and agrees with the Royalty Holder that:

(a)	upon either Obligor becoming aware of the occurrence of either an Event of Default or Pending Event of Default, the Obligors shall promptly deliver to the Royalty Holder a notice specifying the nature and date of occurrence of such Event of Default or Pending Event of Default, the Obligors’ assessment of the duration and effect thereof and the action which the Obligors propose to take with respect thereto; and

(b)	upon exercise of the Royalty Put Option and the transfer of the Royalty by the Royalty Holder to BHMC hereunder, the Royalty shall be immediately terminated and cancelled by Mine Owner, released and discharged from title to the Property and may not be re-issued, transferred or assigned to any other Person.

Section 7	Overdue Payments

Any payment not made by an Obligor when due shall incur interest from the due date until such payment is made in full at a per annum rate equal to ELEVEN percent (11.0%) per annum calculated daily and on the basis of the actual number of days elapsed, and a year of 356 or 366 days, as applicable, and compounded monthly and payable on demand by the Royalty Holder.

Section 8	Expenses.

The Obligors will reimburse the Royalty Holder within thirty (30) days of the Royalty Holder providing, or causing to provide, a written invoice and supporting documentation in respect thereof, all of Royalty Holder’s reasonable out-of-pocket costs and expenses incurred in respect of the negotiation, registration, enforcement of, or the preservation of rights under the Royalty and this Agreement, including the reasonable fees and expenses of legal counsel for the Royalty Holder in connection herewith.

Section 9	Notice.

Any notice or written communication given pursuant to or in connection with this Agreement shall be in writing and shall be given by delivering the same personally or by prepaid courier or email, addressed to the party to be notified at the following address of such party or at such other address of which such party has given notice to the other party hereto:

(1)	if to the Royalty Holder

Sprott Private Resource Streaming and Royalty (US Collector), LP
320 Post Road, Suite 230
Darien, CT 06820-3600

	Attention:	[Redacted – personal information]
	Email:	[Redacted – personal information]

(2)	if to an Obligor:

Bunker Hill Mining Corp.
300-1055 West Hastings Street
Vancouver, British Columbia
V6E 2E9

	Attention:	Gerbrand Van Heerden
	Email:	[Redacted – personal information]

Any such notice will be deemed to have been given and received:

(a)	if delivered by hand or courier in accordance with Section 9(1), then on the day of delivery to the recipient Party if such date is a Business Day and such delivery is received before 5:00 pm at the place of delivery; otherwise such notice will be deemed to have been given and received on the first Business Day following the date of delivery; and

(b)	if sent by email transmission in accordance with Section 9(1) and successfully transmitted prior to 5:00 pm on a Business Day (recipient Party time), then on that Business Day, and if successfully transmitted after 5:00 pm or if transmitted on a day that is not a Business Day then such notice will be deemed to be given and received on the first Business Day immediately following the date of transmission.

Section 10	Further Assurances.

Each of the Parties shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other may require from time to time for the purpose of giving effect to this Agreement and shall use all reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

Section 11	Entire Agreement, Project Finance Document.

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede any and all prior agreements or understandings, written or oral, with respect thereto. The Parties confirm, agree and designate that this Agreement constitutes a “Project Finance Document” and all Obligations constitute “PF Obligations” and “Obligations”, as applicable, in each case, for the purposes of the Security Documents, the Security and the Security Sharing Agreement.

Section 12	Time.

Time is and will be of the essence of each and every provision of this Agreement.

Section 13	Governing Law and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (other than the conflict of laws rules). Each Obligor agrees that any legal proceeding with respect to this Agreement or to enforce any judgment obtained against the Obligor may be brought by the Royalty Holder in the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where an Obligor may have assets or carries on business, and each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. Each Obligor agrees that a final judgment against it in any such legal proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment will be conclusive evidence of the fact and of the amount of the Obligations hereunder) or by such other means provided by law.

Section 14	Modification.

No amendment of this Agreement shall be binding unless in writing and signed by all of the Parties hereto.

Section 15	Successors And Assigns.

(1)	Neither Obligor may transfer, assign or convey any of its rights or obligations under this Agreement to any Person without the prior written consent of the Royalty Holder.

(2)	Royalty Holder may transfer all or any of its rights under this Agreement, without any prior consent, to any transferee or assignee of the Royalty and any such transferee or assignee shall have the same rights and to the same extent as though such transferee was an original party hereto as the Royalty Holder in the first instance. Upon any such transfer and the request of the Royalty Holder, the Obligors will confirm in writing in favour of the transferee or assignee the rights of the transferee and assignee as Royalty Holder hereunder.

(3)	This Agreement shall be binding upon each Obligor and its successors and permitted assigns and shall enure to the benefit of the Royalty Holder and its successors and assigns. Any reference herein to the Royalty Holder shall include its successors and assigns as if specifically named.

Section 16	Termination

This Agreement shall terminate upon the later of:

(a)	the indefeasible payment in full of all indebtedness, liabilities and other obligations of the Obligors under all of the Series 1 Convertible Debentures and Series 2 Convertible Debentures (except for certain contingent obligations which by their terms are intended to survive such indefeasible payment in full and in respect of which no amounts are due or owing); and

(b)	March 31, 2029.

Section 17	Currency.

All references to dollars in this Agreement shall be to US dollars.

Section 18	Counterparts.

This Agreement and any schedules, certificates or other writing delivered in connection herewith, may be executed in any number of counterparts and by facsimile or electronic means, with the same effect as if all parties had all signed the same document, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any Party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

Section 19	Amendment and Restatement.

(1)	Each of the Parties hereby agree that the Existing Royalty Put Option Agreement shall be and is hereby amended and restated in its entirety by this Agreement. This Agreement incorporates amendments to the Existing Royalty Put Option Agreement and has been restated solely for the purposes of incorporating those amendments to the Existing Royalty Put Option Agreement that the Parties have agreed upon. This Agreement will not discharge, result in a waiver of, or constitute a novation or termination of any obligation, covenant or agreement contained in the Existing Royalty Put Option Agreement or in any agreements, guarantees, security certificates or other document executed and delivered by or on behalf of any Obligor in respect thereof or in connection therewith, which shall continue and remain in full force and effect except to the extent modified by this Agreement.

(2)	On and after the date of this Agreement, any reference to “this Agreement”, “hereof”, “hereunder” and words of like effect in the Existing Royalty Put Option Agreement and any reference to the Royalty Put Option Agreement in any other Transaction Document will mean and be a reference to the Existing Royalty Put Option Agreement, as amended and restated by this Agreement.

[Signature pages immediately follow]

The Parties have executed this Agreement as of the date first above written.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC

Per:	[Redacted – Personal Information]

Name: [Redacted – Personal Information]
Title: [Redacted – Personal Information]

Amended and Restated Royalty Put Option Signature Page

bunker hill mining corp.

Per:	/s/ Sam Ash
Name: Sam Ash
Title: President, Chief Executive Officer and Director

Per:	/s/ Gerbrand van Heerden
Name: Gerbrand van Heerden
Title: Chief Financial Officer and Corporate Secretary

SILVER VALLEY METALS corp.

Per:	/s/ Sam Ash
Name: Sam Ash
Title: President

Per:	/s/ Gerbrand van Heerden
Name: Gerbrand van Heerden
Title: Treasurer

Amended and Restated Royalty Put Option Signature Page

Schedule A

Royalty Put Option Exercise Notice

Bunker Hill Mining Corp.

82 Richmond St East

Toronto, ON M5C 1P1

Re:	Exercise of Royalty Put Option

Reference is made to the following:

(a)	the royalty agreement dated as of June 23, 2023 between [Sprott Private Resource Streaming and Royalty (US Collector), LP], as grantee and royalty holder, and Silver Valley Metals Corp., as grantor, and Bunker Hill Mining Corp. (as amended, the “Royalty”); and

(b)	the amended and restated royalty put option agreement dated as of August ●, 2024 between Sprott Private Resource Streaming and Royalty (US Collector), LP, Bunker Hill Mining Corp. and Silver Valley Metals Corp. (as further amended from time to time, the “Put Option Agreement”); and

(c)	the occurrence of the event of default referred to in section [●] of Series [●] Convertible Debenture.

Capitalized terms used in this notice and not defined have the same meaning as in the Put Option Agreement.

The undersigned, Royalty Holder, hereby exercises the Royalty Put Option in accordance with the Put Option Agreement and demands payment of US$______________, being the Royalty Purchase Price, to be transferred and paid to it on ___________ by wire transfer to its account with the following details:

Upon receipt of such amount together with all other amounts owing under the Put Option Agreement, the undersigned will execute and deliver the transfer form in the form appended as Schedule B to the Put Option Agreement.

Dated this ____ day of _______________.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC

Per:
Name: ●
Title: ●

A-1

Schedule B

Royalty Transfer Form

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

_________________
_________________
_________________
_________________

(Space Above For Recorder’s Use)

MINERAL ROYALTY TRANSFER DEED

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, a partnership existing under the laws of Delaware [or successor or assignee entity] (“Royalty Holder”), hereby transfers unto BUNKER HILL MINING CORP., a corporation incorporated and existing under the laws of the state of Nevada (“BHMC”), all of the Royalty Holder’s right, title, and interest in and to that certain Royalty described in that certain Royalty Agreement dated June 23, 2023, recorded or notice of which was recorded as Instrument # ________________ on ______________ in ______________ County, Idaho, burdening and appurtenant to the Property and Mining Rights described in Exhibits A and B attached hereto and incorporated herein by this reference.

Royalty Holder hereby transfers, grants, conveys and quitclaims all of the Royalty Holder’s right, title and interest in the Royalty to BHMC, ‘as-is-where-is’ and without any representation and warranty of any kind except as follows:

(a)	The Royalty Holder has not granted any charges, liens or security interest in or to its rights and interests under the Royalty; and

(b)	The Royalty Holder will have good right, full power, and authority to transfer all of its right, title and interest in and to the Royalty to BHMC.

All capitalized terms herein shall have the meaning set out in the Royalty Agreement, unless otherwise specified in this Deed.

**SIGNATURE ON FOLLOWING PAGE**

//

MINERAL ROYALTY TRANSFER DEED

IN WITNESS WHEREOF, the Royalty Holder has executed this instrument on this_____ day of ____________, 20___.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC [or successor or assignee entity]

By:
Print Name:
Title:

STATE OF_________________)

                                                    ) ss.

County of _________________)

This record was acknowledged before me on _____________________, 2022 by ___________________________, as the _____________________ of SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC [or successee or assignee entity]

NOTARY PUBLIC FOR _____________________________
Residing at ______________________________________
My Commission Expires _____________________________

MINERAL ROYALTY TRANSFER DEED

EXHIBIT A

Property

MINERAL ROYALTY TRANSFER DEED

EXHIBIT B

Mining Rights

MINERAL ROYALTY TRANSFER DEED

B-4